                                                                    EXHIBIT 10.2



================================================================================



                       POST-CLOSING COVENANTS AGREEMENT


                       dated as of September 30, 1997,


                                    among


                      WESTINGHOUSE ELECTRIC CORPORATION,


                        GAYLORD ENTERTAINMENT COMPANY,


                      NEW GAYLORD ENTERTAINMENT COMPANY


                                     and


            THE SUBSIDIARIES OF NEW GAYLORD ENTERTAINMENT COMPANY
                     LISTED ON SCHEDULE A ATTACHED HERETO



================================================================================

                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01. Definitions . . . . . . . . . . . . . . . . . . . .   2


                                   ARTICLE II

                                Indemnification

SECTION 2.01. Indemnification by New Gaylord
                Indemnitors . . . . . . . . . . . . . . . . . . .   3
SECTION 2.02. Indemnification by Parent . . . . . . . . . . . . .   4
SECTION 2.03. Procedures Relating to
                Indemnification . . . . . . . . . . . . . . . . .   5
SECTION 2.04. Certain Limitations . . . . . . . . . . . . . . . .   7
SECTION 2.05. Limitation on the New Gaylord
                Indemnitors' Indemnification
                Obligation under Section 2.01(iv) . . . . . . . .   8
SECTION 2.06. Exclusivity of Tax Disaffiliation
                Agreement . . . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE III

                                Other Agreements

SECTION 3.01. Insurance . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.02. Expenses  . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.03. Characterization of Payments  . . . . . . . . . . .  10
SECTION 3.04. Agreement Not to Compete  . . . . . . . . . . . . .  10
SECTION 3.05. Working Capital Adjustment  . . . . . . . . . . . .  11
SECTION 3.06. Successors  . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.07. Third Party Rights  . . . . . . . . . . . . . . . .  15
SECTION 3.08. Joint Defense and Confidentiality
                Agreement . . . . . . . . . . . . . . . . . . . .  15

                                   ARTICLE IV

                          Miscellaneous and General

SECTION 4.01  Effectiveness; Modification or
                Amendment   . . . .  . . . . . . . . . . . . . . . 16

                                       i
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                                                                              ii

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
SECTION 4.02. Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION 4.03. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION 4.04. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION 4.05. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION 4.06. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 4.07. Certain Obligations. . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 4.08. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 4.09. Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 4.10. Severability . . . . . . , . . . . . . . . . . . . . . . . . . . . .     19
SECTION 4.11. No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . .     19
SECTION 4.12. Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

Schedule A -- Subsidiaries of New Gaylord
Annex A -- Joint Defense and Confidentiality Agreement



                         POST-CLOSING COVENANTS AGREEMENT dated as of September
                    30, 1997, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), NEW GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation and a wholly owned subsidiary of the Company ("New Gaylord"), and THE SUBSIDIARIES OF NEW GAYLORD LISTED ON SCHEDULE A ATTACHED HERETO (together with New Gaylord, collectively the "New Gaylord Indemnitors").

     WHEREAS, Parent, G Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the COMPANY have entered into an Agreement and Plan of Merger dated as of February 9, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company;

     WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Distribution in the form of Annex A attached to the Merger Agreement with such changes as may be made in accordance with Section 6.14 of the Merger Agreement (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in the Merger Agreement), pursuant to and subject to the terms of which (a) the assets and businesses of the Company and its subsidiaries (as defined in the Merger Agreement) will be restructured as a result of which (i) all the assets of the Company and its subsidiaries, other than the Retained Assets (as defined in the Merger Agreement), will be held by New Gaylord or one or more of New Gaylord's subsidiaries and (ii) all the liabilities of the Company and its subsidiaries, other than the Retained Liabilities (as defined in the Merger Agreement), will be assumed by New Gaylord or one or more of New Gaylord's subsidiaries, (b) New Gaylord will be recapitalized in accordance with Article II of the Distribution Agreement and
(c) following such restructuring and recapitalization, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock, $.01 par value, of New Gaylord equal to one-third of the number of shares of Company Common Stock held by such holder;

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Distribution Agreement to consummate the Company Distribution; and

     WHEREAS, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Restructuring (as defined in the Merger Agreement), the Company Distribution and the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or, if not defined in the Merger Agreement, the Distribution Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

     "Filings" shall mean the Registration Statements, the Proxy
Statement-Prospectus and any other document filed or required to be filed with the SEC in connection with the transactions contemplated by the Transaction Agreements, or any preliminary or final form thereof or any amendment or supplement thereto.

     "New Gaylord Indemnities" shall mean New Gaylord, each Affiliate (as defined in the Distribution Agreement) of New Gaylord, including any of its direct or indirect subsidiaries, and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Indemnifiable Losses" shall mean, subject to Section 2.04, all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims (as defined in Section 2.03(a)), including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

     "Indemnitee" shall mean any of the Parent Indemnities or the New Gaylord Indemnities who or which may seek indemnification under this Agreement.

     "Parent Indemnities" shall mean Parent, each Affiliate of Parent, including any of its direct or indirect subsidiaries (including, after the Effective Time, the Retained Companies), and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                                   ARTICLE II

                                 INDEMNIFICATION

     SECTION 2.01. Indemnification by New Gaylord Indemnitors. Subject to the provisions of this Article II, the New Gaylord Indemnitors shall jointly and severally indemnify, defend and hold harmless the Parent Indemnities from and against, and pay or reimburse the Parent Indemnities for, all Indemnifiable Losses, as incurred:

               (i) relating to or arising from the Entertainment Business, the assets of the Entertainment Business or the Assumed Liabilities (including the failure by New Gaylord or any New Gaylord Company to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time;

               (ii) relating to or arising from any untrue statement or alleged untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by the Company relating to the Company or any of its subsidiaries (including the Retained Subsidiaries) contained in or omitted from the Filings;

               (iii) relating to or arising from the breach by any New Gaylord Company of any agreement or covenant contained in any Transaction Agreement (other than the Tax Disaffiliation Agreement, the Ancillary Agreements and the Stockholder Agreement) which by its express terms is to be performed or complied with after the Effective Time; or

               (iv) relating to or arising from any breach or inaccuracy of any representation or warranty of the Company contained in the Merger Agreement

     SECTION 2.02. Indemnification on by Parent. Subject to the provisions of this Article II, Parent shall indemnify, defend and hold harmless the New Gaylord Indemnities from and against, and pay or reimburse the New Gaylord Indemnities for, all Indemnifiable Losses, as incurred:

               (i) subject to the provisions of Sections 2.01(iv), relating to or arising from the Retained Business, the Retained Assets or the Retained Liabilities (including the failure by any Retained Company to pay, perform or otherwise discharge any of the Retained Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts of circumstances occurring, existing or asserted before, at or after the Effective Time;

               (ii) relating to or arising from any untrue statement or alleged untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statemetns therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by Parent relating to Parent or any of its subsidiaries other than the Retained Companies contained in or omitted from the Filings; or

                                                                              5
               (iii) relating to or arising from the breach by Parent or any Retained Company of any agreement or covenant contained in any Transaction Agreement (other than the Tax Disaffiliation Agreement, the Ancillary Agreements and the Stockholder Agreement) which by its express terms is to be performed or complied with after the Effective Time.


     SECTION 2.03. Procedures Relating to Indemnification. (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person who is not an Indemnitee against the Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "indemnifying party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 20 business days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure; provided further, however, that with respect to any matter for which any New Gaylord Indemnitor is the indemnifying party, such New Gaylord Indemnitor shall be deemed to have received notice with respect to all matters by or against any Retained Company that arose prior to, or were otherwise pending at, the Effective Time. After any required notification (if applicable), the Indemnitee shall deliver to the indemnifying party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnitee, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the indemnifying party) with counsel selected by the indemnifiying party and reasonably satisfactory to the Indemnitee. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 2.01 or 2.02, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the indemnifiable Loss is incurred. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention in accordance with the Distribution Agreement and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. It the indemnifying party chooses to defend or prosecute any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's consent, the indemnifying party shall not consent to entry of any judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim. If the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

     (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the indemnifying party to evaluate such claim) with reasonable promptness to the indemnifying party. The failure by any Indemnitee so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the indemnifying party shall have been actually prejudiced by such failure. If the indemnifying party does not notify the Indemnitee within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability with respect to such claim under
Section 2.01 or 2.02, as the case may be, the claim shall be conclusively deemed a liability of the indemnifying party under Section 2.01 or 2.02, as the case may be, and the indemnifying party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     (d) The parties hereto agree that New Gaylord shall be the representative of the other New Gaylord Indemnitors for all purposes of this Section 2.03, and as such all deliveries, notices and other communications made or delivered to New Gaylord shall also be deemed to have been made or delivered to the other New Gaylord Indemnitors, and all elections, selections of counsel, choices, agreements and consents made or delivered by New Gaylord shall be deemed to have also been made or delivered by the other applicable New Gaylord Indemnitors, and shall be binding thereon. Notwithstanding the foregoing, the parties hereto agree that nothing contained in this Section 2.03(d) shall in any manner affect, limit or impair the rights of the Parent Indemnitees to indemnification from any New Gaylord Indemnitor pursuant to Section 2.01.

     SECTION 2.04. Certain Limitations. (a) The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement or any other amounts payable or reimbursable by one party to another under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses or other liability or amounts.

     (b) All indemnification payments under this Agreement shall be determined on a pre-tax basis, i.e., without regard to the tax consequences to the Indemnitee of making a payment that is indemnified by another party under this Agreement or of receiving a payment under this Agreement as indemnification therefor.

     SECTION 2.05. Limitation on the New Gaylord Indemnitors' Indemnification Obligation Section 2.01(iv) (a) The New Gaylord Indemnitors shall not have any liability under Section 2.01(iv) unless the aggregate of all Indemnifiable Losses for which the New Gaylord Indemnitors would, but for this Section 2.05, be liable under Section 2.0l(iv) exceed on a cumulative pre-tax basis an amount equal to $8,250,000.

     (b) The parties hereto agree that the more failure to list a Contract on the Company Disclosure Schedule shall not in and of itself constitute an Indemnifiable Loss. The parties hereto further agree that the foregoing shall in no way limit or impair any right of any Parent Indemnitee to indemnification under Section 2.01 or to recover any Indemnifiable Loss arising out of or otherwise related to any such Contract or the terms thereof, when considered individually or together with the terms of any other Contract, including with respect to any revenues that may be lower than otherwise reasonably anticipated by Parent, any expenses that may be higher than otherwise reasonably anticipated by Parent or any other Indemnifiable Loss whatsoever resulting from such Contract or its terms. The parties hereto further agree that this paragraph is not in any way intended to impose any different or more stringent burden of proof on any Parent Indemnitee in asserting or enforcing any right than that which may have existed in the absence of the foregoing.

     SECTION 2.06. Exclusivity of Tax Disaffiliation Agreement. Notwithstanding anything in this Agreement to the contrary, the Tax Disaffiliation Agreement shall be the exclusive agreement among the parties with respect to all Tax matters, including indemnification in respect of Tax matters.

                                  ARTICLE III

                                OTHER AGREEMENTS

     SECTION 3.01. Insurance. In the event that prior to the Effective Time any Retained Asset suffers any damage, destruction or other casualty loss, New Gaylord shall, or shall cause a New Gaylord Subsidiary to, surrender to Parent
(i) all insurance proceeds received with respect to such damage, destruction or loss and (ii) all rights of the New Gaylord Companies with respect to any causes of action, whether or not litigation has commenced as of the Effective Time, in connection with such damage, destruction or loss. New Gaylord shall, and shall cause each New Gaylord Subsidiary to, make available to the Retained Companies the benefit of any workers' compensation, general liability, product liability' automobile liability, umbrella (excess) liability or crime or other insurance policy covering the Company or any of its subsidiaries (including the Retained Subsidiaries) and relating to the Retained Business with respect to insured events or occurrences prior to the Effective Time (whether or not claims relating to such events or occurrences are made prior to or after the Effective
Time); provided, however, that (i) all of New Gaylord's costs and expenses incurred in connection with the foregoing are promptly paid by Parent and (ii) such benefit shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles and co-payments provisions or any payment or reimbursement obligations of New Gaylord or any of its subsidiaries or Affiliates in respect thereof. The New Gaylord Companies shall promptly pay to Parent all insurance proceeds relating to the Retained Business received by any Hew Gaylord Company under any insurance policy.

     SECTION 3.02. Expenses. Except as otherwise expressly provided in the Transaction Agreements, New Gaylord (and not the Company) shall be responsible for and agrees to pay all expenses of the Company and its subsidiaries directly related to the Restructuring, the Company Distribution and the Merger.

     SECTION 3.03. Characterization of Payments. The payments made pursuant to this Agreement shall be treated as occurring immediately before the Company Distribution, and none of the New Gaylord Companies, the Retained Companies and Parent and its subsidiaries shall take any position inconsistent with such treatment before any Taxing Authority, except to the extent that a Final Determination (as defined in the Tax Disaffiliation Agreement) with respect to the recipient party causes any such payment to not be so treated.

     SECTION 3.04. Agreement Not to Compete. (a) New Gaylord understands that Parent shall be entitled to protect and preserve the going concern value of the Retained Business to the extent permitted by law and that Parent would not have entered into the Merger Agreement absent the provisions of this Section 3.04. Therefore, New Gaylord agrees that, commencing at the Effective Time and continuing for a period of 5 years thereafter, it shall not, and shall not permit any of its subsidiaries to, engage in, directly or indirectly, alone or in association with any other person, the business of (i) owning or operating retail stores with a motor sports theme other than those located in the Opryland complex, (ii) owning or operating a Cable Network (as defined below) featuring country music videos and/or a significant amount of musical, sports (including, but not limited to, motor sports and outdoor sports), variety or other entertainment features or series the theme of which is perceived by the viewing public as being, or related to, that which is commonly known as "country entertainment" programming (the "Theme"), or owning, sharing in the earnings of, financing or investing in the capital stock of any person engaged in such business or (iii) providing or otherwise making available for viewing on a Cable Network or an over-the-air broadcast television station or network programming featuring or related to the Theme (other than occasional (not regularly scheduled) country music related specials for viewing on an over-the-air broadcast television station or network), or owning, sharing in the earnings of, financing or investing in the capital stock of any person engaged in such business; provided, however, that nothing contained herein shall prohibit New Gaylord or its subsidiaries from owning or operating the CMT International network in any area outside of the United States and Canada; provided further, however, that other than country music videos, the CMT International network's programming will not primarily consist of programming featuring or related to the Theme; provided further, however, that ownership for investment purposes only of less than 5% of any class of voting stock of any publicly held corporation shall not constitute a violation hereof. In addition, New Gaylord agrees that for a period of one year from the Effective Time it shall not, and shall cause its subsidiaries not to, directly or indirectly, (i) induce any Retained Employee to leave the employ of the Retained Companies, or recommend to any other person that they employ or solicit for employment any such employee, or (ii) knowingly hire any such employee, unless such employee is no longer employed by the Retained Companies. As used herein, "Cable Network" shall mean a television network making programming available for viewing by any technology other than over-the-air broadcast (whether or not retransmitted via cable), including, without limitation, cable television, MMDS, SMATV, DES, TVRO and so-called "superstations".

     (b) Parent understands that New Gaylord shall be entitled to protect and preserve the going concern value of the CMT International network to the extent permitted by law Therefore, Parent agrees that, commencing at the Effective Time and continuing for a period of 5 years thereafter, it shall not, and shall not permit any of its subsidiaries to, engage in, directly or indirectly, alone or in association with any other person, the business of owning or operating a Cable Network that is telecast outside of the United States and Canada and that primarily features country music videos and occasional country music-related specials; provided, however, that nothing contained herein shall prohibit Parent or its subsidiaries from owning or operating for viewing outside of the United States and Canada a Cable Network featuring the Theme or programming that is otherwise of a type that is currently featured on the TNN network. Parent shall not be deemed in breach of this Section 3.04(b) or of the license described in
Section 5.1(f) of the Distribution Agreement by virtue of Parent or any of its subsidiaries having licensed or renewing the licenses of any current distributors of CMTV in markets that ate outside the United States and Canada: provided, however, that neither Parent nor any of its subsidiaries shall license any additional distributors of CMTV in such markets.

     SECTION 3.05. Working Capital Adjustment. (a) Within 90 days after the Closing Date, Parent shall prepare and deliver to New Gaylord (i) an audited combined balance sheet of the Retained Companies (the "Closing Balance Sheet"), prepared from the books and records of the Retained Companies, certified by Parent's independent auditors, and (ii) a statement (the "Closing Statement") setting forth Working Capital (as defined below) as of the Effective Time ("Closing Working Capital"), together with a certificate of Parent's independent auditors that the Closing Statement has been prepared in accordance with this Section 3.05.

     During the 30 day period following New Gaylord's receipt of the Closing Statement, New Gaylord and its independent auditors will be permitted to review the working papers of Parent's independent auditors relating to the Closing Balance Sheet and the Closing Statement. The Closing Statement shall become final and binding upon the parties on the thirtieth day following receipt thereof, unless New Gaylord gives written notice of its disagreement with the Closing Statement ("Notice of Disagreement") to Parent prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on Closing Working Capital not being calculated in accordance with this Section 3.05 and
(iii) be accompanied by a certificate of new Gaylord 's independent auditors that they concur with each of the positions taken by New Gaylord in the Notice of Disagreement. If a Notice of Disagreement is received by Parent in a timely manner, then the Closing Statement (as revised in accordance with clauses (A) or (B) below) shall become final on the earlier of (A) the date Parent and New Gaylord resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

     During the 30 day period following delivery of a Notice of Disagreement, Parent and New Gaylord shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period Parent and its independent auditors shall have access to the working papers relating to the Notice of Disagreement At the end of such 30 day period (or such longer period as the parties may agree), Parent and New Gaylord shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm agreed upon by Parent and New Gaylord in writing. Parent and New Gaylord shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within 30 days following submission. Parent and New Gaylord agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any dispute resolution (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section
3.05 shall be borne by Parent and New Gaylord in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Parent's independent auditors in connection with their review of any Notice of Disagreement shall be borne by Parent, and the fees and disbursements of New Gaylord's independent auditors incurred in connection with their review of the Closing Statement shall be borne by New Gaylord.

     (b) If, the Closing Working Capital is less than $53,798,000 (the "WC Amount"), New Gaylord shall, and if the Closing Working Capital is greater than the WC Amount, Parent shall, within 10 business days after the Closing Statement becomes final and binding on the parties, make payment by wire transfer of immediately available funds of the amount of such difference together with interest thereon at the prime rate as reported in the Wall Street Journal on the date the Closing Statement becomes final and binding on the parties, calculated on the basis of the actual number of days elapsed divided by 365, from the date of the Effective Time to the date of actual payment. Notwithstanding the foregoing, in the event that New Gaylord gives a Notice of Disagreement to Parent in accordance with this Section 3.05 and either Parent or New Gaylord shall be required to make a payment to the other regardless of the resolution of the items contained in the Notice of Disagreement, then Parent or New Gaylord, as applicable, shall, within 10 business days of the receipt of the Notice of Disagreement, make payment to the other by wire transfer of immediately available funds of the lesser of the two amounts that may be owed by Parent or New Gaylord, as applicable, pending resolution of the items contained in the Notice of Disagreement together with interest thereon on at the prime rate as reported in the Wall street Journal on the date of the Notice of Disagreement, calculated as described above, and such payment shall be credited against the payment required pursuant to the first sentence of this paragraph.

     (c) The term "Working Capital" shall mean Current Assets minus Current Liabilities (in each case as defined below). The WC Amount equals Working Capital as set forth on the Retained Business Balance Sheet (as defined in the

Merger Agreement) for December 31, 1996, provided to Parent by New Gaylord prior to the execution of the Merger Agreement. The terms "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities of the Retained Business calculated in accordance with GAAP except that (i) accruals for taxes shall be excluded, (ii) all programming assets shall be treated as Current Assets and all programming liabilities shall be treated as Current Liabilities (it being understood that programming assets shall be amortized on a basis consistent with the method of amortization followed in the Retained Business Financial Statements), (iii) one-third of any cash held by O&W Corporation, Country Music Television Inc. and Outdoor Entertainment, Inc. immediately prior to the Time of Distribution shall not be treated as a Current Asset (it being understood that 100% of such cash will be a Retained Asset),
(iv) any Unspent Amount (as defined in Section 5.01(vii) of the Merger Agreement) shall be treated as Current Liabilities, (v) any NASCAR Expenditures (as defined in Section 5.01(vii)(B) of the Merger Agreement) shall be treated as Current Assets, and (vi) purchase accounting adjustments shall not be made. Notwithstanding the foregoing it is understood that cash was not included in the calculation of the WC Amount. It is understood and agreed to by the parties hereto that in the event that after the Effective Time any New Gaylord Company receives checks, cash or other proceeds related to any assets on the Closing Balance Sheet, then such New Gaylord Company shall promptly pay or deliver such checks, cash or proceeds to the Company. It is further understood and agreed to by the parties hereto that in the event that after the Effective Time any Retained Company receives checks, cash or other proceeds related to any assets of the Entertainment Business, then such Retained Company shall promptly pay or deliver such checks, cash or other proceeds to New Gaylord. It is further understood and agreed to by the parties hereto that in the event that prior to the Effective Time checks were written by any of the Retained Companies that were not presented for payment prior to the Effective Time, then either such checks will be honored by the New Gaylord Companies or at the Effective Time the Retained Companies will have sufficient cash to cover such checks. The scope of the disputes to be resolved by the Accounting Firm is limited to whether the Closing Statement was prepared in compliance with the requirements of this
Section 3.05, and the Accounting Firm is not to make any other determination.

     (d) During the period of time from and after the delivery of the Closing Statement to New Gaylord through the date the Closing Statement becomes final and binding on the parties, Parent shall cause the Retained Companies to afford to New Gaylord and any accountants, counsel or financial advisors retained by New Gaylord in connection with the adjustment contemplated by this Section 3.05 reasonable access during normal business hours to the Retained Companies' books and records to the extent relevant to the adjustment contemplated by this Section 3.05.

     SECTION 3.06. Successors. None of the New Gaylord Indemnitors shall consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Successor Company") shall expressly assume, by an instrument in form and substance reasonably satisfactory to Parent, all the obligations of such New Gaylord Indemnitor under this Agreement. The Successor Company shall be the successor to such New Gaylord Indemnitor and shall succeed to, and be substituted for, such New Gaylord Indemnitor under this Agreement, but, in the :case of a sale, conveyance, transfer or lease, such New Gaylord Indemnitor shall not be released from its obligations hereunder.

     SECTION 3.07. Third Party Rights. In the event that after the Effective Time any of the New Gaylord Companies holds any right to indemnification or any other contractual or other right (collectively, a "Recourse Right") with respect to any Retained Liability or any Assumed Liability for which any of the Retained Companies are held responsible (including, without limitation, rights under the Distribution Agreement dated as of October 30, l991 between the Company and The Oklahoma Publishing Company relating to liabilities arising out of or related to sites listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act, including the Hardage/Criner site, the Mosley Road Site and the Double Eagle Refining site), then (i) to the extent possible such Recourse Right shall be deemed to be held as a shared right of the applicable New Gaylord Companies and the applicable Retained Companies to the extent necessary to protect the Retained Companies against such Retained Liability, and (ii) to the extent not so possible, New Gaylord shall, or shall cause a New Gaylord Company to, assert or otherwise make available to the Retained Companies the full benefit of such Recourse Right by making a claim on behalf of the Retained Companies or taking other steps reasonably requested by the Retained Companies.

     SECTION 3.08. Joint Defense and Confidentiality Agreement. Prior to the Effective Time, Parent and New Gaylord shall enter into the Joint Defense and Confidentiality Agreement substantially in the form attached hereto as Annex A.

                                   ARTICLE IV

                            MISCELLANEOUS AND GENERAL

     SECTION 4.01. Effectiveness; Modification or Amendment. The parties hereto agree that this Agreement will become effective at the Effective Time. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

     SECTION 4.02. Waiver; Remedies. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver will be effective hereunder unless it is in writing. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts-of laws thereof.

     SECTION 4.05. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent, to

                      Westinghouse Electric Corporation
                      11 Stanwix Street
                      Pittsburgh, PA 15222-1384

                  Telecopy No.: (412) 642-5224
                  Attention: Louis J. Briskman, Esq.

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY 10019

                  Telecopy No.: (212) 474-3700
                  Attention: Peter S. Wilson, Esq.;

                  (b) if to the Company, to

                      G Corp.
                      11 Stanwix Street
                      Pittsburgh, PA 15222

                  Telecopy No.: (412) 642-5224
                  Attention: Louis J. Briskman, Esq.

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY 10019

                  Telecopy No.: (212) 474-3700
                  Attention: Peter S. Wilson, Esq.;

                                                                              18
                  c) if to New Gaylord, to

                     New Gaylord Entertainment Company
                     One Gaylord Drive
                     Nashville, TN 37214

                  Telecopy No.: (615) 316-6060
                  Attention: Frank M. Wentworth, Esq.

                  with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom
                     (Delaware)
                     One Rodney Square
                     Wilmington, DE 19801

                  Telecopy No.: (302) 651-3001
                  Attention: Richard L. Easton, Esq.

     SECTION 4.06. Entire Agreement. The Transaction Agreements (including the documents and instruments referred to therein, the Annexes thereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     SECTION 4.07. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, that for this purpose New Gaylord Companies shall not be considered to be subsidiaries of the Company.

     SECTION 4.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 4.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     SECTION 4.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other persons or circumstances. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section the parties shall negotiate in good faith to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     SECTION 4.11. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of
Article II hereof shall inure to the benefit of Indemnitees.

     SECTION 4.12 Enforcement. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that irreparable damage would occur and the remedy of indemnification pursuant to Section 2.01 or 2.02, as the case may be, and other remedies at law will by inadequate in the event that any of the provisions of this Agreement, including but not limited to Section 3.04, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of the Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                    WESTINGHOUSE ELECTRIC CORPORATION,

                                    BY:  /s/ Frederic G. Reynolds
                                         ---------------------------------
                                         Name:  Frederic G. Reynolds
                                         Title: Executive Vice
                                                President and Chief
                                                Financial Officer

                                    GAYLORD ENTERTAINMENT COMPANY,

                                    By:  /s/ Terry E. London
                                         ---------------------------------
                                         Name:  Terry E. London
                                         Title: President and Chief
                                                Executive Officer



                                    NEW GAYLORD ENTERTAINMENT COMPANY,


                                    By:  /s/ Carl Kornmeyer
                                         ---------------------------------
                                         Name:  Carl Kornmeyer
                                         Tltle: Vice President and
                                                President - Communications
                                                Group

                                    IDEA ENTERTAINMENT INC.

                                    By:  /s/ F.M. Wentworth, Jr.
                                         ---------------------------------
                                         Name:  F.M. Wentworth, Jr.
                                         Title: Secretary

                                    CNR, INC.

                                    By:  /s/ E.K. Gaylord
                                         ---------------------------------
                                         Name:  E.K. Gaylord
                                         Title: President

                                    GAYLORD BROADCASTING COMPANY, L.P.

                                      by Gaylord Communications,
                                         Inc., its general partner,

                                    By:  /s/ Carl Kornmeyer
                                         ---------------------------------
                                         Name:  Carl Kornmeyer
                                         Title: Vice President

                                    OPRYLAND ATTRACTIONS, INC.

                                    By:  /s/ Terry E. London
                                         ---------------------------------
                                         Name:  Terry E. London
                                         Title: Chief Financial Officer
                                                and Treasurer


                                    OLH, L.P.

                                      by Opryland Hospitality, Inc.,
                                         its general partner,


                                    By:  /s/ Terry E. London
                                         ---------------------------------
                                         Name:  Terry E. London
                                         Title: Chief Financial Officer
                                                and Treasurer

                                    COUNTRY MUSIC TELEVISION
                                    INTERNATIONAL INC.

                                    By:  /s/ Carl Kornmeyer
                                         ---------------------------------
                                         Name:  Carl Kornmeyer
                                         Title: President and Chief
                                                Executive Officer

                                    REAL ENTERTAINMENT VENTURES, INC.

                                    By:  /s/ Carl Kornmeyer
                                         ---------------------------------
                                         Name:  Carl Kornmeyer
                                         Title: President

                                                               SCHEDULE A TO THE
                                                POST-CLOSING COVENANTS AGREEMENT

IDEA ENTERTAINMENT, INC.

CNR, INC.

GAYLORD BROADCASTING COMPANY, L. P.

OPRYLAND ATTRACTIONS, INC.

OLH, L. P.

COUNTRY MUSIC TELEVISION INTERNATIONAL, INC.

REAL ENTERTAINMENT VENTURES, INC.

                                                                         ANNEX A

                         JOINT DEFENSE AND CONFIDENTIALITY AGREEMENT ("JD
                    Agreement") dated as of September 30, 1997, between WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), and NEW GAYLORD ENTERTAINMENT COMPANY, a Delaware Corporation ("New Gaylord").

     1. In view of the execution of the Agreement and Plan of Merger dated as of February 9, 1997 (the "Merger Agreement"), among Parent, G Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Gaylord Entertainment Company, a Delaware corporation ("the Company"), and the Post-Closing Covenants Agreement dated as of September 30, 1997 (the "Post-Closing Covenants Agreement") among Parent, the Company, New Gaylord and the other New Gaylord Indemnitors (as defined therein), Parent and New Gaylord have concluded that they have a common interest in preparing for joint defense against claims that may be asserted at or after the date of the Merger Agreement against the Retained Companies or the New Gaylord Companies, or their respective affiliates, particularly with respect to the matters which are the subject of indemnification pursuant to the Post-Closing Covenants Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement.

     2. Accordingly, Parent and New Gaylord have further concluded that it is in their common and individual interests to cooperate with each other by sharing information in anticipation of joint defense against the aforementioned claims. Parent and New Gaylord intend this JD Agreement to enable them, to the fullest extent permitted by law, to share confidential or privileged information without waiving any privileges, doctrines or rules of protection against disclosure that might attach thereto, including but not limited to the attorney-client privilege, the self-evaluating privilege, the joint defense privilege, the party communication privilege and the attorney work product doctrine. This document contains all terms and conditions of Parent's and New Gaylord's understanding concerning the sharing of confidential or privileged information as contemplated by this JD Agreement.

     3. Although neither Parent or New Gaylord shall be under an obligation to share any confidential or privileged information pursuant to paragraph 2 above, from time to time either parent or New Gaylord in its sole discretion may choose to share with the other materials concerning certain issues about which they have common interests in preparing for defense, and to exchange factual and/or legal information and/or theories, mental impressions, memoranda, witness statements, interview reports and other documents, information and/or materials, including the information and the confidences of Parent and New Gaylord contained therein, relevant to those common interests (collectively, "Joint Privilege Materials"). Such exchange or disclosure shall be conducted in reliance upon the following concepts:

          (a) Joint Privilege Materials transmitted among Parent, New Gaylord or their counsel may contain confidential and privileged communications, whether or not subject to the attorney-client privilege, the self-evaluating privilege, the joint defense privilege or the party communication privilege;

          (b) Joint Privilege Materials transmitted among Parent, New Gaylord or their counsel may contain attorney work product;

          (c) Joint Privilege Materials transmitted among Parent, New Gaylord or their counsel may contain materials protected by other applicable privileges and rules of confidentiality; and

          (d) In accordance with applicable legal standards, any exchanges made will be of information related only to issues as to which Parent and New Gaylord believe they share common interests in preparing for defense.

     4. It is the intention and understanding of Parent and New Gaylord that exchanges of Joint Privilege Materials otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (i) will not waive any applicable privilege, doctrine or rule of confidentiality from disclosure, (ii) will not diminish the confidentiality of such materials and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by either party receiving Joint Privilege Materials.

     5. Disclosure of Joint Privilege Materials to any person or entity, other than attorneys representing Parent and New Gaylord, and consultants acting as agents of such attorneys for purposes of reviewing any Joint Privilege Materials (it being understood that such agents are subject to the confidentiality provisions of this JD Agreement), or without the prior written consent of the nondisclosing party through its respective counsel, is expressly prohibited.

     6. Each of Parent and New Gaylord shall give prompt notice to the other of any attempt, by letter, notice, subpoena or other document or direction, to compel disclosure of Joint Privilege Materials. In addition, each of Parent and New Gaylord shall afford the other reasonable opportunity to assert any right or privilege it may have to protect against disclosure of Joint Privilege Materials sought by any entity.

     7. Each of Parent and New Gaylord may withdraw from this JD Agreement upon thirty (30) days written notice to the other's counsel. Any such withdrawal from this JD Agreement shall be prospective in effect, and any Joint Privilege Materials made available by either Parent or New Gaylord prior to such withdrawal shall continue to be governed by the terms of this JD Agreement. Upon withdrawal from this JD Agreement, each of Parent and New Gaylord shall return all copies of all written and recorded Joint Privilege Materials to the other within thirty (30) days of the date of its written notice of withdrawal, or shall destroy all Joint Privilege Materials and certify to the other that such destruction has taken place in accordance with applicable security requirements.

     8. By entering into this JD Agreement, each of Parent and New Gaylord (i) affirms its commitment to treat all information acquired in connection with this JD Agreement as confidential and intended solely for purposes of advancing the common interests in preparing the defense; and (ii) acknowledges the broadest application allowed by law in the jurisdiction in which such privileges are asserted of the attorney-client privilege, the self-evaluating privilege, the joint defense privilege, the party communication privilege and the attorney work product doctrine to such information.

     9. The execution of this JD Agreement is not, nor shall it be construed as, an admission of any fact or liability by either Parent or New Gaylord.

     10. The execution of this JD Agreement shall not preclude the execution of further agreements concerning joint defense against, and the sharing of confidential information relating to, particular claims or the threat of particular claims against either Parent or New Gaylord.

     11. Notwithstanding anything contained in this JD Agreement to the contrary, Parent and New Gaylord may use and disclose Joint Privilege Materials to the extent such use or disclosure is necessary to assert its right to indemnification by, or to contest its obligation to indemnify, the other pursuant to the Post-Closing Covenants Agreement, or as required by law, rule, regulation or final order of a court of competent jurisdiction.

     12. This JD Agreement shall not limit Parent's or New Gaylord's right to use and/or disclose its own privileged or protected information and materials as it sees fit, including but not limited to intentionally waiving any applicable privileges or protections it has in such materials, regardless of whether Parent or New Gaylord, as applicable, shall have previously shared such information or materials with the other as Joint Privileged Materials under this JD Agreement.

     13. All notices hereunder shall be given in the manner set forth in the Merger Agreement. Notices to a party's counsel hereunder shall be to the counsel set forth in Section 10.02 of the Merger Agreement.

     Executed this 30th day of September, 1997 by the following:


                                    WESTINGHOUSE ELECTRIC
                                    CORPORATION,

                                      by  /s/ Frederic G. Reynolds
                                          --------------------------------
                                          Name:  Frederic G. Reynolds
                                          Title: Executive Vice
                                                 President and Chief
                                                 Financial Officer

                                    NEW GAYLORD ENTERTAINMENT
                                    COMPANY,

                                      by   /s/ Carl Kornmeyer
                                          --------------------------------
                                          Name: Carl Kornmeyer
                                          Title: Vice President and President -
                                                 Communications Group